Exhibit 4.6
FOURTH SUPPLEMENTAL INDENTURE
            THIS FOURTH SUPPLEMENTAL INDENTURE dated as of March 30, 2011 (this “Fourth Supplemental Indenture”), is by and among Northrop Grumman Systems Corporation (successor-in-interest to Litton Industries, Inc.), a Delaware corporation (the “Company”), The Bank of New York Mellon (formerly known as The Bank of New York), a New York state chartered bank, as trustee (the “Trustee”), Titan Holdings II, L.P., a Delaware limited partnership (“Holdings LP”), and Northrop Grumman Corporation (formerly known as New P, Inc.), a Delaware corporation (“New NGC”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture (as defined below).
            WHEREAS, the Company and the Trustee are parties to that certain Senior Indenture, dated as of December 15, 1991, between the Company and the Trustee (as supplemented and/or amended to date, the “Indenture”);
            WHEREAS, the Company has issued debt securities pursuant to the terms of the Indenture (the “Securities”);
            WHEREAS, Holdings LP has guaranteed the obligations of the Company in favor of the Trustee under the Indenture pursuant to a guarantee dated as of April 3, 2001 (the “Guarantee”);
            WHEREAS, Holdings LP intends to transfer all or substantially all its properties and assets to New NGC (the “Transfer”) as contemplated by Section 10 of the Guarantee;
            WHEREAS, Holdings LP and New NGC desire that the Guarantee continue following the Transfer; and
            WHEREAS, the Guarantee may be amended in accordance with Article Nine of the Indenture.
            NOW, THEREFORE, the Company, Holdings LP and New NGC covenant and agree to and with the Trustee, for the equal and proportionate benefit of all present and future Holders of the Securities, as follows:
            1.        Assumption of Obligations by New NGC. In accordance with Section 10 of the Guarantee and effective upon consummation of the Transfer, New NGC hereby assumes Holdings LP’s obligations under the Guarantee and effective upon consummation of the Transfer New NGC shall succeed to, and be substituted for, Holdings LP under the Indenture and the Guarantee and Holdings LP shall be discharged and released from all obligations and covenants under the Indenture and the Guarantee.
            2.        Acknowledgement of Trustee. The Trustee hereby acknowledges receipt of the following documents pursuant to the provisions of the Indenture and the Guarantee:
(a)	A Board Resolution of the Company authorizing the execution of this Fourth Supplemental Indenture, as required by Section 901 of the Indenture.

(b)	An Officers’ Certificate of the Company as required by Section 102 of the Indenture.

(c)	An Officers’ Certificate of Holdings LP as required by Section 10 of the Guarantee.

(d)	An Opinion of Counsel as required by Section 10 of the Guarantee and Sections 102 and 903 of the Indenture.
            3.        Incorporation by Reference. This Fourth Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part thereof. The Indenture is hereby incorporated by reference herein and is hereby ratified, approved, and confirmed.
            4.        Effect of Headings. The headings herein are for convenience of reference only, are not to be considered a part hereof, and shall not affect the construction hereof.
            5.        Successors and Assigns. All covenants and agreements in this Fourth Supplemental Indenture by the Company, Holdings LP and New NGC shall bind their successors and assigns, whether so expressed or not.
            6.        Separability Clause. In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
            7.        Governing Law. This Fourth Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York.
            8.        Additional Supplemental Indentures. Nothing contained herein shall impair the rights of the parties to enter into one or more additional supplemental indentures in the manner provided in the Indenture.
            9.        Counterparts. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
            10.        Trustee. In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company, Holdings LP and New NGC and not of the Trustee.
            11.        Benefits. Nothing in this Fourth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors and the Holders, any benefit or any legal or equitable right or claim under this Fourth Supplemental Indenture.
            12.        Notices. For purposes of Section 7 of the Guarantee, the address of New NGC shall be as follows:

2

            Northrop Grumman Corporation
            1840 Century Park East
            Los Angeles, CA 90067
            Attention: Mark Rabinowitz, Corporate Vice President and Treasurer
            13.        Notice to Trustee. New NGC shall give the Trustee prompt notice of the consummation of the Transfer.
[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of March 30, 2011.

NORTHROP GRUMMAN SYSTEMS CORPORATION

/s/ Mark Rabinowitz

		By:	Mark Rabinowitz
		Its:	President and Treasurer

Attest:

/s/ Mark Caylor

By:	Mark Caylor
Its:	Assistant Treasurer

TITAN HOLDINGS II, L.P.

/s/ Mark Rabinowitz

		By:	Mark Rabinowitz
		Its:	President

Attest:

/s/ Malcolm S. Swift

By:	Malcolm S. Swift
Its:	Secretary

NORTHROP GRUMMAN CORPORATION

/s/ Mark Rabinowitz

		By:	Mark Rabinowitz
		Its:	Corporate Vice President and Treasurer

Attest:

/s/ Mark Caylor

By:	Mark Caylor
Its:	Assistant Treasurer

THE BANK OF NEW YORK MELLON,
as Trustee

/s/ Laurence J. O’Brien

		By:	Laurence J. O’Brien
		Its:	Vice President
[Signature Page to Fourth Supplemental Indenture – 1991 Litton Indenture]